Exhibit 99.1

FOR RELEASE@ 7:50 AM CDT	Contacts:	ProFrac Holding Corp. Lance Turner – Chief Financial Officer investors@profrac.com
Dennard Lascar Investor Relations Ken Dennard / Rick Black PFHC@dennardlascar.com

ProFrac Holding Corp. To Acquire West Texas Sand Operations

WILLOW PARK, TX – June 21, 2022 – ProFrac Holding Corp. (NASDAQ: PFHC) (“ProFrac” or the “Company”) announced today that its subsidiary, ProFrac Holdings II, LLC, has entered into a definitive agreement to acquire SP Silica of Monahans, LLC, and SP Silica Sales, LLC (collectively, “Monahans”), the West Texas subsidiaries of Signal Peak Silica, for approximately $90 million. No additional terms were disclosed.

Ladd Wilks, ProFrac Holding Corp.’s Chief Executive Officer, stated, “Our acquisition of Signal Peak Silica’s Permian Basin operations is the latest example of scaling our vertical integration strategy as we continue to consolidate supply chain components to better serve our customers, lower our costs and improve our operating margins and profitability.”

Matt Wilks, Executive Chairman, added, “The Monahans operation brings us a dedicated and dynamic workforce and, by the third quarter of 2022, would expand our total to three in-basin sand mines within the ProFrac portfolio. SPS Monahans provides nearly 3 million tons of annual sand production capacity of 40/70 and 100 mesh and includes nearly 25,000 tons of on-site storage. Once closed, this transaction brings our companywide annual sand production capacity to approximately 6 million tons, which is expected to increase to approximately 8 million tons when we complete our West Munger facility in the Permian, which is expected to occur by the third quarter of 2022.”

Piper Sandler & Co. served as exclusive financial advisor to ProFrac on the acquisition and Winston & Strawn LLP is acting as ProFrac’s legal counsel on the transaction. Evercore served as exclusive financial advisor to Signal Peak Silica and Sidley Austin LLP is acting as Signal Peak Silica’s legal counsel on the transaction.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Founded in 2016, The Company was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit the Company’s website, https://www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as “may,” “should,” “would,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the expected timing and anticipated benefits of the Monahans acquisition, including benefits associated with scaling the Company’s vertically integrated business model and increasing its sand mining capabilities; the Company’s estimates of the production capacity of the Company’s sand mining operations in future periods; and the expected timing for completion of the Company’s West Munger facility. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks associated with the Company’s ability to finance the Monahans acquisition on favorable terms or at all, the ability to effectively scale the Company’s operations and integrate acquired assets and personnel into the Company’s existing business model, the Company’s ability to execute its business strategy and plans for growth, including with respect to the completion of the Monahans acquisition and development of the West Munger facility, the transition to becoming a public company, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

###

2